UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 15, 2009
Rio Vista Energy Partners L.P.
(Exact name of registrant as specified in its charter)

Delaware	000-50394	20-0153267

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1313 E. Alton Gloor Blvd., Suite J Brownsville, Texas	78526

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (956) 831-0886
Inapplicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Effective June 16, 2009, Rio Vista Energy Partners L.P.(“Rio Vista”) and its wholly-owned subsidiary, Regional Enterprises Inc. (“Regional”) entered into a Sixth Amendment, Assumption of Obligations and Release Agreement with RZB Finance LLC (“RZB”) (the “Sixth Amendment”), dated June 15, 2009, in connection with the original Loan Agreement between Rio Vista and RZB dated as of July 26, 2007 (as amended, supplemented or otherwise modified from time to time prior to the date hereof, the “Loan Agreement”) issued in connection with Rio Vista’s purchase of Regional on July 27, 2007. The Loan Agreement matured on April 30, 2009 and Rio Vista did not repay the principal and accrued interest thereunder. Prior to closing of the Sixth Amendment, there was an outstanding principal balance of $4,000,000 plus accrued interest due under the Loan Agreement.
Under the terms of the Sixth Amendment, (i) Regional assumed all of the obligations under the Loan Agreement and Rio Vista was released from all such obligations (except in respect of the Pledge Agreement, the Assignment of Agreement, and the Escrow Agreement, as defined under the Sixth Amendment), (ii) Penn Octane Corporation (“POC”) and Rio Vista Operating Partnership LP (“RVOP”) were released as guarantors of the obligations under the Loan Agreement, (iii) POC and RVOP were released from their obligations under their respective security agreements delivered in connection with the Loan Agreement (but in respect of Rio Vista, excluding the Pledge Agreement, the Assignment of Agreement, and the Escrow Agreement) and were released from their liens granted thereunder, and (iv) Rio Vista Operating GP LLC was released from its obligations under the agreement of subordination and assignment to which it was a party. In addition, under the terms of the Sixth Amendment, RZB loaned Regional an additional $250,000, which proceeds were used by RZB to pay outstanding interest due under the Loan Agreement and to pay appraisal fees, legal and other transaction costs associated with the Sixth Amendment (with any remaining proceeds to be used by RZB and applied to the principal in the inverse order of maturity). Under the terms of the Sixth Amendment, the maturity date of the Loan Agreement was extended until April 30, 2012, with Regional required to make monthly principal payments of $60,000 per month plus interest from June 2009 through April 2010, $148,000 per month plus interest from May 2010 through March 2012, and $186,000 plus interest during April 2012. Under the terms of the Sixth Amendment, Regional is permitted to distribute up to $100,000 per month to Rio Vista provided that there are no events of default and required monthly principal payments have been made. In connection with the Sixth Amendment, Rio Vista and Regional agreed to permanently reduce their inter-company loan by the principal amount of the RZB loan. In addition, Rio Vista agreed to subordinate to RZB all indebtedness owed by Regional to Rio Vista. Under the terms of the Sixth Amendment, the consolidated net worth of Regional, plus subordinated debt, as defined under the Sixth Amendment, is required to be in excess of $2,600,000.
In connection with the Sixth Amendment, Regional continued to grant to RZB a security interest in all of Regional’s assets, including a deed of trust on real property owned by Regional, and Rio Vista reaffirmed its existing pledge of the outstanding capital stock of Regional to RZB.
The foregoing descriptions of the Sixth Amendment is qualified in its entirety by the terms of the actual Sixth Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Item 1.01 of this Current Report is incorporated herein by reference to the extent applicable hereto.

Item 9.01. Financial Statements and Exhibits.
Exhibits
The following exhibits are filed with this report:

10.1	Sixth Amendment, Assumption of Obligations and Release Agreement dated as of June 12, 2009 among RZB Finance LLC, Rio Vista Energy Partners L.P. and Regional Enterprises Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIO VISTA ENERGY PARTNERS L.P.

By:	Rio Vista GP LLC, its
General Partner

	By:	/s/ Ian T. Bothwell

		Name:	Ian T. Bothwell
		Title:	Acting Chief Executive Officer, Acting President, Vice President, Chief Financial Officer, Treasurer and Assistant Secretary (Principal Executive, Financial and Accounting Officer)
Date: June 19, 2009

EXHIBIT INDEX

Exhibit No.	Description

10.1	Sixth Amendment, Assumption of Obligations and Release Agreement dated as of June 12, 2009 among RZB Finance LLC, Rio Vista Energy Partners L.P. and Regional Enterprises Inc.